Exhibit 10.2

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into effective as of January 18, 2013, between Gulf United Energy, Inc., a Nevada corporation (the “Company”), and each Investor set forth on the signature pages hereto (each an “Investor” and collectively the “Investors”).

Recitals

WHEREAS, the Company and Investors are parties to a certain Purchase Agreement dated October 29, 2012, with Gulf United Energy de Colombia Ltd., a company organized under the laws of the British Virgin Islands and Gulf United Energy de Cuenca Trujillo Ltd., a company organized under the laws of the British Virgin Islands (the “Purchase Agreement”), pursuant to which, among other things, the Investors agreed to make certain loans of capital to the Company;

WHEREAS, in connection with the entry into the Purchase Agreement, the Company and each of the Investors entered into: (i) certain 16% Convertible Notes (collectively the “Notes”), pursuant to which, among other things, each Investor may convert all or a portion of the outstanding principal into certain shares of the Company’s Common Stock pursuant to such terms as set forth in each such Note and (ii) certain Warrants to Purchase Shares of Common Stock (collectively, the “Warrants”), pursuant to which, among other things, each Investor may acquire certain shares of the Company’s Common Stock in such numbers as set forth in each such Warrant;

WHEREAS, in connection with the entry into the Warrants, the Company and the Investors entered into a certain Registration Rights Agreement dated October 29, 2012 (the “Registration Rights Agreement”), pursuant to which, among other things, the Investors were granted certain registration rights to the shares of Common Stock issued or issuable to the Investors under the Notes and the Warrants;

WHEREAS, it is proposed that the Company and the Investors amend the Purchase Agreement pursuant to which, among other things, the Investors shall make additional loans of capital to the Company (the “Amendment to Purchase Agreement”);

WHEREAS, in connection with the entry into the Amendment to Purchase Agreement, (i) the Company and the Investors shall enter into certain Warrant to Purchase Shares of Common Stock (collectively, the “New Warrants”), pursuant to which, among other things, each of the Investors may acquire certain shares of the Company’s Common Stock in such numbers as set forth in each such New Warrant and (ii) the Company and the Investors shall amend and restate the each of the Notes pursuant to the terms therein (the “Amended and Restated Notes”); and

WHEREAS, in connection with the entry into the New Warrants, the Company and the Investors desire to amend the Registration Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           The definition of “Registrable Securities” set forth in Section 1 of the Registration Rights Agreement is amended and restated in its entirety to read as follows:

“’Registrable Securities’ means (i) shares of Common Stock issued or issuable to Investors pursuant to the Amended and Restated Notes, (ii) shares of Common Stock issued or issuable to the Investors pursuant to the Warrants, (iii) shares of Common Stock issued or issuable to the Investors pursuant to the New Warrants and (iv) shares of Common Stock issued as partial liquidated damages pursuant to Section 3(b), but in each case excluding (A) any Registrable Securities that have been publicly sold or may be publicly sold immediately without registration or restriction under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise; (B) any Registrable Securities sold by a person in a transaction pursuant to a registration statement filed under the Securities Act; or (C) any Registrable Securities that are at the time subject to an effective registration statement under the Securities Act.”

2.           Section 1 of the Registration Rights Agreement is amended by adding the following additional defined term:

“New Warrants means, collectively, (i) that certain Warrant to Purchase Shares of Common Stock dated as of January 18, 2013 by and between the Company and Sydson Oil & Gas Investments, LLC, a Delaware limited liability company; (ii) that certain Warrant to Purchase Shares of Common Stock dated as of January 18, 2013 by and between the Company and __________________, an individual and his successors and assigns; (iii) that certain Warrant to Purchase Shares of Common Stock dated as of January 18, 2013 by and between the Company and ______________, a Texas limited partnership; (iv) that certain Warrant to Purchase Shares of Common Stock dated as of January 18, 2013 by and between the Company and ____________, an individual and his successors and assigns and (v) that certain Warrant to Purchase Shares of Common Stock dated as of January 18, 2013 by and between the Company and ____________, an individual and his successors and assigns.”

3.           Section 2 of the Registration Rights Agreement is amended and restated in its entirety to read as follows:

“2.           Term.  This Agreement shall continue in full force and effective for a period from the Effective Date to April 29, 2018, unless terminated sooner hereunder.”

4.           After the date hereof, all references to “this Agreement” in the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Amendment and all references to “Notes” in the Registration Rights Agreement shall mean the Notes as amended and restated by those certain Amended and Restated Notes.

5.           Except as expressly provided herein, the Registration Rights Agreement shall remain in full force and effect.

6.           Capitalized terms used herein but not otherwise defined shall have the meaning as set forth in the Registration Rights Agreement.

7.           This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its principles regarding conflicts of law.

8.           This Amendment may be executed in counterpart, each of which shall be deemed to be an original, and both of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Investors have caused this Amendment to be signed all as of the date first written above.

COMPANY:

GULF UNITED ENERGY, INC.

By:
Name:                      John B. Connally III
Title:                      Chief Executive Officer

INVESTORS:

SYDSON OIL & GAS INVESTMENTS, LLC

By:
Name: Michael J. Mayell
Title:             Manager